Exhibit 10.2

TRANSUNION HOLDING COMPANY, INC.

2012 MANAGEMENT EQUITY PLAN

STOCK OPTION GRANT NOTICE

TransUnion Holding Company, Inc., a Delaware corporation (“Parent”), pursuant to Parent’s 2012 Management Equity Plan (as amended from time to time, the “Plan”), has granted to the Participant listed below (“Participant”) an option to purchase the number of Shares set forth below (the “Option”). The Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not otherwise defined in this Grant Notice shall have the meanings ascribed to them in the Plan or the Stock Option Agreement.

Participant:	<<First and Last Name>>

Grant Date:	April 30, 2012

Vesting Start Date:	April 30, 2012

Exercise Price per Share:	$<<PRICE>>

Total Number of Shares Subject to Option:	<<Shares>>

Total Exercise Price:	$<<PRICE>>

Expiration Date:	April 30, 2022

Service Vesting Options:	40% of Total Number of Shares Subject to Option subject to the Option (the “Service Vesting Options”) will vest and become exercisable solely based on satisfaction of the service condition (the “Service Condition”) specified in Section 3.1 of the Stock Option Agreement.

Performance Vesting Options:	60% of Total Number of Shares Subject to Option Shares subject to the Option (the “Performance Vesting Options”) will vest and become exercisable based on satisfaction of both the Service Condition and the performance condition (the “Performance Condition”) specified in Section 3.1 of the Stock Option Agreement.

By his or her signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement, this Grant Notice and, if applicable, the Stockholders’ Agreement. Participant has reviewed in its entirety each of the Grant Notice, the Stock Option Agreement, the Plan and the Stockholders’ Agreement attached hereto as Exhibit D (as amended from time to time, the “Stockholders’ Agreement”), has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement, the Plan and the Stockholders’ Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Stock Option Agreement. If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

TRANSUNION HOLDING COMPANY, INC.	PARTICIPANT:

By:	By:

Print Name:	Print Name:

Title:

Address:	Address:

2

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

TRANSUNION HOLDING COMPANY, INC. STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, TransUnion Holding Company, Inc., a Delaware corporation (“Parent”), has granted to Participant an Option under Parent’s 2012 Management Equity Plan (as amended from time to time, the “Plan”), to purchase the number of Shares indicated in the Grant Notice.

ARTICLE 1.

GENERAL

1.1 Defined Terms. Wherever the following terms are used in this Agreement, they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a) “15% Hurdle” means, as of any date, an amount equal to the Exercise Price Per Share, as accreted at an annual rate of 15% (compounded annually) from the Merger Closing Date to such date.

(b) “20% Hurdle” means, as of any date, an amount equal to the Exercise Price Per Share, as accreted at an annual rate of 20% (compounded annually) from the Merger Closing Date to such date.

(c) “25% Hurdle” means, as of any date, an amount equal to the Exercise Price Per Share, as accreted at an annual rate of 25% (compounded annually) from the Merger Closing Date to such date.

(d) “Business Day” shall have the meaning assigned to it in the Stockholders’ Agreement.

(e) “Cash-on-Cash Return” means, as of any Sale Date, the annual interest rate (compounded annually) which, when used to calculate the net present value of all Sponsor Inflows and all Sponsor Outflows, causes such net present value amount to equal zero. The Cash-on-Cash Return shall be determined in good faith by the Administrator.

(f) “Cause” means:

(i) for any Participant who on the Merger Closing Date is party to an employment or severance agreement with Parent or any of its Affiliates that contains a “Cause” definition and that is not superseded by an agreement described in clause (ii), “Cause” shall have the meaning assigned to it in such agreement;

(ii) for any Participant who after the Merger Closing Date enters into an employment or severance agreement with Parent or any of its Affiliates that contains a “Cause” definition, “Cause” shall have the meaning assigned to it in such agreement; and

(iii) for any Participant who at no time on or after the Merger Closing Date is party to an employment or severance agreement with Parent or any of its Affiliates that contains a “Cause” definition, “Cause” means any of the following as determined by the Board in its good faith discretion: (A) the breach by Participant of the terms of any employment or severance agreement to which Participant is a party with Parent or any of its Affiliates, (B) if Participant has no such agreement, a breach of the terms of Participant’s employment (including, without limitation, the material policies of Parent or any of its Affiliates, as applicable), (C) the willful failure or refusal to perform Participant’s material duties for Parent or any of its Affiliates, as applicable, (D) the insubordination or disregard of the legal directives of the Board or senior management of Parent or any of its Affiliates, as applicable, which are not inconsistent with the scope, ethics and nature of Participant’s duties and responsibilities, (E) engaging in misconduct that has a material and adverse impact on the reputation, business, business relationships or financial condition of Parent or any of its Affiliates, (F) the commission of an act of fraud or embezzlement against Parent or any of its Affiliates or (G) any conviction of, or plea of guilty or nolo contendere to, a felony or of a crime involving fraud or misrepresentation; provided, however, that Cause shall not be deemed to exist under any of the foregoing clauses (A), (B), (C) or (D) unless Participant has been given reasonably detailed written notice of the grounds for such Cause and, if curable, Participant has not effected a cure within 20 days after the date of receipt of such notice. If the Board reasonably believes that Cause may exist, Parent or any of its Affiliates may suspend Participant with pay pending the Board’s determination as to whether Cause in fact exists.

(g) “Deemed Inflows” means that

(i) if, at any time a Change in Control is consummated and to the extent that the proceeds received by the Sponsors in such Change in Control are not cash, cash equivalents or Readily Marketable Securities, the Sponsors will be deemed to receive a Sponsor Inflow on the day on which such Change in Control transaction is consummated, or

(ii) if and to the extent a Sponsor receives, in a form other than cash, cash equivalents, or Readily Marketable Securities, (x) proceeds as a result of Parent’s or any Affiliate of Parent’s Transfer of any asset, including, but not limited to, a subsidiary, division or business line of Parent or any of its Affiliates to a third party, other than any such Transfer in connection with a Change in Control, (y) proceeds as a result of such Sponsor’s Transfer of any of its securities of Parent, other than a Transfer (A) of all of such Sponsor’s securities of Parent if such Transfer is required by applicable law or regulation or (B) to the other Sponsor or any Affiliate of either Sponsor, or (z) a dividend or other distribution to a Sponsor of any of the assets of Parent or any of its Affiliates (but not a stock split or recapitalization that does not reflect a distribution of assets), in the case of each of (x), (y) and (z), such Sponsor will be deemed to receive a Sponsor Inflow on the day on which such proceeds, dividend or distribution are received (or for delayed proceeds, the consummation of the Transfer resulting in such proceeds), and the amount of such Sponsor Inflow under clauses (g)(i) or (g)(ii) shall be equal to the fair market value of such proceeds, dividend or distribution (valued as of the date of receipt or, for a Change in Control or Transfer that results in proceeds, as of the consummation of such Change in Control or Transfer) less the reasonably expected costs, if any, of disposition of such proceeds, dividend or distribution, as determined in good faith by the Administrator.

(h) “Disability” shall have the meaning set forth in Participant’s employer’s existing long-term disability insurance plan or, if at the relevant time there is no such insurance plan in place with respect to Participant, at such time that he or she is unable to perform his or her material job duties for Parent or any of its Affiliates by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by a physician selected by Parent.

(i) “Good Reason” means:

(i) for any Participant who on the Merger Closing Date is party to an employment or severance agreement with Parent or any of its Affiliates that contains a “Good Reason” definition and that is not superseded by an agreement described in clause (ii), “Good Reason” shall have the meaning assigned to it in such agreement;

(ii) for any Participant who after the Merger Closing Date enters into an employment or severance agreement with Parent or any of its Affiliates that contains a “Good Reason” definition, “Good Reason” shall have the meaning assigned to it in such agreement; and

(iii) for any Participant who at no time on or after the Merger Closing Date is party to an employment or severance agreement with Parent or any of its Affiliates that contains a “Good Reason” definition, “Good Reason” means the occurrence, without Participant’s consent, of either of the following events: (A) a material reduction in the amount of Participant’s base salary or bonus opportunity (unless such reduction applies generally to similarly situated employees of Parent and its Affiliates) or (B) a change in Participant’s place of work to a location more than 50 miles from his or her prior place of work; provided that Participant must give reasonably detailed written notice to Parent of the event alleged to constitute Good Reason within 30 days after the first occurrence of such event, Parent must fail to cure such event during the 30 days after Parent’s receipt of such notice, and Participant must resign his or her employment within 30 days after the end of such cure period.

(j) “Initial IPO Period” means the period (i) beginning on the earlier of (x) the fifth anniversary of the Merger Closing Date or (y) the date that the Sponsors collectively hold a number of Shares that is not more than 30% of the number of Shares that the Sponsors collectively held as of the Merger Closing Date and (ii) ending on the seventh anniversary of the Merger Closing Date; provided that, if either of the Sponsors is required by applicable law or regulation to Transfer the Shares held by such Sponsor other than to an Affiliate of such Sponsor, the applicable date for purposes of clause (i)(y) shall be the date that the other Sponsor holds not more than 30% of the number of Shares that such Sponsor held as of the Merger Closing Date.

(k) “Initial Public Offering” means an initial public offering, after the Merger Closing Date, of Shares pursuant to an offering registered under the Securities Act, other than any such offering that is registered on Form S-4 under the Securities Act (unless such offering registered on Form S-4 results in the issuance of Shares to the public that are listed on a national securities exchange).

(l) “Late IPO Period” means the period beginning on the seventh anniversary of the Merger Closing Date and ending on the 91st day after the seventh anniversary of the Merger Closing Date.

(m) “Merger” means the transaction entered into pursuant to the Agreement and Plan of Merger dated February 17, 2012, by and between Parent, Spartan Acquisition Sub Inc. and the Company.

(n) “Merger Closing Date” means the closing date of the Merger.

(o) “Multiple of Invested Capital Return” means the quotient obtained by dividing (i) all Sponsor Outflows by (ii) all Sponsor Inflows. The Multiple of Invested Capital Return shall be determined in good faith by the Administrator.

(p) “Performance Condition” means, as applicable, the Sale Performance Condition or the IPO Performance Condition.

(q) “Readily Marketable Securities” means securities (i) issued by an issuer with a market capitalization equal to or greater than $1,000,000,000; (ii) that are of a class of securities listed on a major national or international stock exchange; (iii) that in the aggregate, the holder thereof holds not more than 25% of the outstanding securities of such class; and (iv) that are or were issued to the holder thereof in a transaction registered under the Securities Act, the resale of which by the holder thereof is registered under the Securities Act, or such securities are registrable upon demand under the Securities Act and are or become otherwise freely tradable by the holder thereof without restriction under applicable law.

(r) “Sale Date” means each date on which a Sponsor Inflow or Sponsor Outflow shall occur, which with respect to securities received by the Sponsors that are not Readily Marketable Securities shall include the date that the securities either (i) become Readily Marketable Securities or (ii) are treated as Deemed Inflows.

(s) “Sponsor Inflows” means, as of any date, without duplication, the aggregate of all cash, cash equivalents, Readily Marketable Securities and Deemed Inflows received by the Sponsors (and their Affiliates) from the Merger Closing Date to (and including) such date with respect to their ownership of securities of Parent, including any proceeds (so long as such proceeds constitute cash, cash equivalents, Readily Marketable Securities or Deemed Inflows) from the sale of securities of Parent by the Sponsors, whether by way of merger, stock sale or otherwise, and from cash dividends and other cash distributions made by Parent with respect to securities of Parent, but excluding (i) customary Directors’ fees and expense reimbursements, (ii) management, transaction or consulting fees approved by the Board and (iii) any consideration received from a Sponsor (or any of its Affiliates) from the other Sponsor (or any of its Affiliates). For avoidance of doubt, in each case Sponsor Inflows will be determined on a net basis, after giving effect to any vesting of Performance Vesting Options that may result from receipt of such Sponsor Inflows, which may require an iterative calculation.

(t) “Sponsor Outflows” means, without duplication, the aggregate of the cash purchase price or contribution made by the Sponsors and their Affiliates (on a cumulative basis) with respect to or in exchange for all of the securities of Parent acquired by the Sponsors from the Merger Closing Date through the applicable Sale Date, but excluding any consideration paid by a Sponsor (or any of its Affiliates) to the other Sponsor (or any of its Affiliates).

(u) “Transfer” shall have the meaning assigned to it in the Stockholders’ Agreement.

1.2 Incorporation of Terms of Plan. This Agreement and the Option granted hereby are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement shall control.

ARTICLE 2.

GRANT OF OPTION

2.1 Grant of Option. In consideration of Participant’s past and/or continued employment with or service to Parent or any of its Affiliates and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), Parent grants to Participant the Option to purchase any part or all of the aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Section 12.2 of the Plan. The Option is a Non-Qualified Stock Option.

2.2 Exercise Price. The Exercise Price per Share for the Option shall be as set forth in the Grant Notice.

2.3 Consideration to Parent; No Right to Continued Employment. In consideration of the grant of the Option by Parent, Participant agrees to render faithful and efficient services to Parent or any of its Affiliates. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of Parent or any of its Affiliates or shall interfere with or restrict in any way the rights of Parent and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between Parent or any of its Affiliates and Participant.

ARTICLE 3.

VESTING AND EXERCISABILITY OF OPTION

3.1 Service Condition. The Service Condition will be satisfied for 20% of the Option on the first anniversary of the Vesting Start Date and for an additional 5% of the Option on the last Business Day of each subsequent full calendar quarter, in each case subject to Participant’s continuing to be a Service Provider through each such date.

3.2 Performance Condition. The Performance Condition will be satisfied at the times and in the amounts that the Sale Performance Condition or the IPO Performance Condition is satisfied, as specified in this Section 3.2.

(a) Sale Performance Condition.

(i) If on any Sale Date (x) the Multiple of Invested Capital Return is at least 2.0 and (y) the Cash-on-Cash Return is at least (A) 15%, the Sale Performance Condition will be satisfied for 20% of the Performance Vesting Options, or (B) 25%, the Sale Performance Condition will be satisfied for 100% of the Performance Vesting Options. If on such Sale Date the Cash-on-Cash Return exceeds 15% and is less than 25%, the percentage of the Performance Vesting Options for which the Sale Performance Condition will be satisfied will be subject to straight-line interpolation between 20% and 100%. For example, if the Cash-on-Cash Return equals 18%, the Sale Performance Condition will be satisfied for 44% of the Performance Vesting Options. For the avoidance of doubt, in no event will the Sale Performance Condition be satisfied for any portion of the Performance Vesting Options if on the applicable Sale Date the Multiple of Invested Capital Return is less than 2.0.

(ii) Except as set forth in the following sentence, Multiple of Invested Capital Return and the Cash-on-Cash Return will be calculated on an aggregate basis (i.e., such returns will be determined based on all Sponsor Inflows and Sponsor Outflows effected or received by the Sponsors in the aggregate from the Merger Closing Date through such Sale Date). Notwithstanding the foregoing, if prior to a Sale Date a Sponsor (including its Affiliates) no longer holds any Shares (A) as a result of a Transfer to the other Sponsor (or an Affiliate of such other Sponsor) or (B) to comply with applicable law or regulation, the level of achievement of the Sale Performance Condition as of such Sale Date will be determined based solely on the Multiple of Invested Capital Return and Cash-on-Cash Return of the Sponsor that continues to hold Shares solely with respect to Shares that are not acquired from the other Sponsor (or any Affiliate of such other Sponsor).

(b) IPO Performance Condition.

(i) Initial IPO Period. If an Initial Public Offering is completed at least 30 trading days prior to the last day of the Initial IPO Period (the portion of the Initial IPO Period ending with such 30th prior trading day, the “Initial IPO Window”), and if during the Initial IPO Period the closing trading price of a Share on the applicable stock market or exchange on which a Share is traded on each of 30 consecutive trading days equals or exceeds (x) the 15% Hurdle, the IPO Performance Condition will be satisfied for 33.3% of the Performance Vesting Options, (y) the 20% Hurdle, the IPO Performance Condition will be satisfied for 66.7% of the Performance Vesting Options, or (z) the 25% Hurdle, the IPO Performance Condition will be satisfied for 100% of the Performance Vesting Options.

(ii) Late IPO Period. If an Initial Public Offering is completed after the fifth anniversary of the Merger Closing Date and at least 30 trading days prior to the last day of the Late IPO Period (the “Late IPO Window”), and if during the Late IPO Period the closing trading price of a Share on the applicable stock market or exchange on which a Share is traded on each of 30 consecutive trading days equals or exceeds the Exercise Price Per Share, as accreted at an annual rate of 20% (compounded annually) from the Merger Closing Date to the 30th such day, the IPO Performance Condition will be satisfied for 100% of the Performance Vesting Options.

(c) Relationship Between Sale Performance Condition and IPO Performance Condition Following Initial Public Offering.

(i) Better of Sale Performance Condition or IPO Performance Condition Applies. If a Sale Date occurs during the Initial IPO Window and/or the Late IPO Window, as applicable, the level of achievement of the Performance Condition as of such date will be measured by reference to the level of achievement as of such Sale Date of whichever of the Sale Performance Condition or the IPO Performance Condition results in a greater level of achievement of the Performance Condition.

(ii) Only Sale Performance Condition Applies. If a Sale Date occurs after the Initial IPO Window and/or the Late IPO Window, as applicable, the level of achievement of the Performance Condition as of such date will be measured solely by reference to the level of achievement of the Sale Performance Condition as of such Sale Date, regardless of whether an Initial Public Offering is completed prior to such Sale Date. For the avoidance of doubt, to the extent that the IPO Performance Condition is satisfied prior to such Sale Date, the Performance Condition will remain satisfied to such extent on and after such Sale Date.

3.3 Termination of Service. Notwithstanding anything to the contrary herein, on Participant’s Termination of Service at any time prior to the date that the Option has been exercised for all of the Shares covered by the Option, the Option will be subject to the terms specified in this Section 3.3.

(a) Death or Disability. On Participant’s Termination of Service due to death or Disability, the Service Vesting Options will become fully vested and exercisable, and the Performance Vesting Options will become vested and exercisable to the extent, if any, that the Performance Condition is satisfied on or prior to the date of such termination.

(b) Without Cause or for Good Reason. On Participant’s Termination of Service by Parent or any of its Affiliates without Cause or by Participant for Good Reason, any unvested portion of the Option will be forfeited without any payment to Participant.

(c) Without Good Reason. On Participant’s Termination of Service by Participant without Good Reason, any unvested Service Vesting Options and any unexercised Performance Vesting Options (whether vested or unvested) will be forfeited without any payment to Participant.

(d) For Cause. On Participant’s Termination of Service by Parent or any of its Affiliates for Cause, any unexercised portion of the Option (whether vested or unvested) will be forfeited without any payment to Participant.

3.4 Change in Control. Notwithstanding anything to the contrary herein, on a Change in Control at any time prior to the date that the Option has been exercised for all of the Shares covered by the Option, the Service Condition will be fully satisfied, the Service Vesting Options will become fully vested and exercisable, and the Performance Vesting Options will become vested and exercisable to the extent, if any, that the Performance Condition is satisfied prior to, or as a result of, such Change in Control.

3.5 Expiration of Option. The Option to the extent vested may be exercised until the first to occur of the following:

(a) the Expiration Date set forth in the Grant Notice, which date is the tenth anniversary of the Grant Date;

(b) the first anniversary of Participant’s Termination of Service due to death or Disability;

(c) 30 days after Participant’s Termination of Service (i) by Parent or any of its Affiliates without Cause, (ii) by Participant for Good Reason or (iii) for Service Vesting Options, by Participant without Good Reason; or

(d) the date of Participant’s Termination of Service (i) by Parent or any of its Affiliates for Cause or (ii) for Performance Vesting Options, by Participant without Good Reason.

ARTICLE 4.

EXERCISE OF OPTION

4.1 Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.5, be exercised by Participant’s personal representative or by any Person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.5; provided, however, the Option may only be exercised for whole Shares.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of Parent (or any third party administrator or other Person designated by Parent), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.5:

(a) If such exercise is prior to an Initial Public Offering, the delivery of a notice of intent to exercise the Option at such time and in such form as specified by the Administrator stating that Participant, or such other individual eligible to exercise the Option under Section 4.1, desires to exercise the Option;

(b) An exercise notice in a form specified by the Administrator stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(c) The receipt by Parent of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be made by deduction from other compensation payable to Participant or in such other form of consideration permitted under Section 4.4;

(d) An executed Stockholders’ Agreement, joinder thereto or such other documents as Parent may require evidencing an agreement to be bound by the terms of the Stockholders’ Agreement, if required under Section 4.5;

(e) If the Shares purchasable pursuant to the exercise of the Option have not been registered under the Securities Act at the time the Option is exercised, unless waived by Parent, an Investment Representation Statement in the form attached hereto as Exhibit C;

(f) Any other written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act or any other applicable law, rule or regulation; and

(g) If the Option or portion thereof is exercised pursuant to Section 4.1 by any Person other than Participant, appropriate proof of the right of such Person to exercise the Option.

Notwithstanding any of the foregoing, Parent will have the right to specify all conditions of the manner of exercise, which conditions may vary by jurisdiction and which may be subject to change from time to time.

4.4 Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:

(a) Cash or check;

(b) Surrender or delivery of Shares (including, without limitation, by Parent’s withholding Shares otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences to Parent and having a Fair Market Value on the date of surrender or delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(c) Following an Initial Public Offering, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale directly to Parent in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to Parent at such time as may be required by Parent, but in any event not later than the settlement of such sale.

4.5 Restrictions on Shares. Participant hereby agrees that if the Option is exercised prior to an Initial Public Offering or Change in Control, the Shares purchased upon exercise of the Option shall be subject to the terms and conditions of the Stockholders’ Agreement, including, without limitation, restrictions on the transferability of Shares and the right of Parent to repurchase Shares. As a condition to exercise of the Option, Participant shall execute such documents as Parent may request agreeing to be bound by the Stockholders’ Agreement.

4.6 Conditions to Issuance of Shares. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have previously been reacquired by Parent. Such Shares shall be fully paid and nonassessable. Parent shall not be required to issue or deliver any Shares purchased upon the exercise of the Option, or portion thereof, prior to fulfillment of all of the following conditions:

(a) Acceptance for listing of such Shares on all stock exchanges on which such Shares are then listed;

(b) Completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its discretion, deem necessary or advisable;

(c) Obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator, in its absolute discretion, determines to be necessary or advisable;

(d) Receipt by Parent of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4;

(e) Participant’s executing and returning to Parent the Stockholders’ Agreement under Section 4.5; and

(f) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

In the event any of the foregoing applies, any Shares that would otherwise have been delivered shall be delivered on the earlier of (i) the first date such limitation no longer applies and (ii) the last date such Shares may be delivered without violating Code Section 409A.

4.7 Rights as Stockholder. Participant shall not be, nor have any of the rights or privileges of, a stockholder of Parent, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by Parent and held of record by such Participant (as evidenced by the appropriate entry on the books of Parent or of a duly authorized transfer agent of Parent). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12.2 of the Plan.

ARTICLE 5.

OTHER PROVISIONS

5.1 Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, Parent and all other interested persons. Neither the Administrator nor any member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Grant Notice, this Agreement or the Option.

5.2 Option Not Transferable. Subject to Section 4.1, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed. Neither the Option nor any interest or right therein shall be available to pay, perform, satisfy or discharge the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary, or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

5.3 Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.4 Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Shares contemplated by Section 12.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Shares), the Administrator shall make such equitable adjustments as the Administrator deems appropriate in the number of Shares subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 12.2 of the Plan.

5.5 Notices. Any notice to be given under the terms of this Agreement to Parent shall be addressed to Parent in care of the Secretary of Parent at Parent’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on Parent’s records. By a notice given pursuant to this Section 5.5 either party may hereafter designate a different address for notices to be given to that party. Any notice that is required to be given to Participant shall, if Participant is then deceased, be given to the Person entitled to exercise the Option pursuant to Section 4.1 by written notice under this Section 5.5. Any notice shall be deemed duly given when sent via email or when sent by overnight carrier or certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.7 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.8 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all other applicable securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.9 Amendments, Suspension and Termination. To the extent permitted by the Plan, the Grant Notice and this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of the Grant Notice or this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.

5.10 Successors and Assigns. Parent may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of Parent. Subject to the restrictions on transfer set forth in Section 5.2, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

5.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.12 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits hereto and thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of Parent and Participant with respect to the subject matter hereof.

5.13 Section 409A. The Option granted hereby is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

5.14 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of Parent as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of Parent with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

5.15 No Additional Benefits. The Plan and the benefits offered under the Plan are provided by Parent on an entirely discretionary basis, and the Plan creates no vested rights. Neither the Option nor this Agreement confers upon Participant any benefit other than as specifically set forth in this Agreement and the Plan. Participant understands and agrees that the benefits offered under the this Agreement and the Plan are not part of Participant’s salary and that receipt of the Option does not entitle Participant to any future benefits under the Plan or any other plan or program of Parent. The award of the Option is not part of Participant’s normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service or bonus payments, long-service awards, pension or retirement benefits, or similar payments.

5.16 Data Privacy. By acceptance of the Option, Participant consents to the collection, use, processing and transfer of personal data as described in this paragraph. Participant understands that Parent and its Affiliates hold some personal information about Participant, including Participant’s name, home address and telephone number, date of birth, tax identification number or other employee identification number, salary, nationality, job title, any Shares or directorships held in Parent, details of all options or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in Participant’s favor (collectively, “Data”), for the purpose of managing and administering the Plan. Participant further understands that Parent and its Affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration and management of the Option and Participant’s participation in the Plan, and that Parent and any of its Affiliates may each further transfer Data to any third parties assisting Parent in the implementation, administration and management of the Plan. Participant understands that these recipients may be located in the United States and elsewhere. Participant authorizes them to receive, possess, use, retain and transfer Data, in electronic or other form, for the purposes of implementing, administering, and managing the Option and Participant’s participation in the Plan, including any transfer of Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on Participant’s behalf to a broker or other third party with whom Participant may elect to deposit any Shares acquired pursuant to the Plan. Participant understands and further authorizes Parent and each of its Affiliates to keep Data in Participant’s personnel file. Participant also understands that he or she may, at any time, review Data, require any necessary amendments to Data, or withdraw the consents herein by contacting Parent in writing. However, withdrawal of Participant’s consent may affect Participant’s ability to exercise the Option and to participate in the Plan.

EXHIBIT B

CONSENT OF SPOUSE

I,                    , spouse of                    , have read and approve the foregoing TransUnion Holding Company, Inc. Stock Option Agreement (as amended from time to time the “Agreement”). In consideration of issuing to my spouse the shares of the common stock of TransUnion Holding Company, Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in the Agreement or any shares of common stock par value $0.01 per share of TransUnion Holding Company, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: , 2012
Signature of Spouse

EXHIBIT C

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT:	«First_Name» «Last_Name»

COMPANY:	TRANSUNION HOLDING COMPANY, INC.

SECURITY:	COMMON STOCK

AMOUNT:

DATE :

In connection with the purchase of the above-listed Securities, the undersigned Participant represents to Parent the following:

1. Participant is aware of Parent’s business affairs and financial condition and has acquired sufficient information about Parent to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2. Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that Parent is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to Parent and any other legend required under applicable state securities laws.

3. Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Participant, the exercise will be exempt from registration under the Securities Act. In the event Parent becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), ninety (90) days thereafter (or such longer period as any market stand-off agreement may require), the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about Parent, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that Parent does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by Parent or the date the Securities were sold by an affiliate of Parent, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

4. Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Participant:

Date: , 20

EXHIBIT D

STOCKHOLDERS’ AGREEMENT